As filed with the Securities and Exchange Commission on November 9, 2001
                                                REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                 ---------------


                              DIANON SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                                              06-1128081
(State or other jurisdiction of                                (I.R.S. Employer
  incorporation or organization)                             Identification No.)

                              200 Watson Boulevard
                               Stratford, CT 06615
                                 (203) 381-4000
          (Address, including Zip Code, of principal executive offices)
                              --------------------

      UROCOR SECOND AMENDED AND RESTATED 1992 STOCK OPTION PLAN, AS AMENDED
         UROCOR 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN, AS AMENDED


                            (Full title of the Plans)
                                 ---------------

                              Mr. Kevin C. Johnson
                     President, Chief Executive Officer and
                       Chairman of the Board of Directors
                              Dianon Systems, Inc.
                              200 Watson Boulevard
                               Stratford, CT 06615
                                 (203) 381-4000


                                    Copy to:

                              Dennis J. Block, Esq.
                          Cadwalader, Wickersham & Taft
                                 100 Maiden Lane
                            New York, New York 10038
                                 (212) 504-6000
    (Name and address, including Zip Code, telephone number and area code, of agent for service)

                                 ---------------


                                   CALCULATION OF REGISTRATION FEE
===================================================================================================

                                           Proposed Maximum        Proposed Maximum      Amount of
 Title of Securities      Amount to be         Offering               Aggregate        Registration
   to be Registered    Registered (1)(2)    Price Per Share(3)    Offering Price (3)      Fee (4)
---------------------------------------------------------------------------------------------------
 Common Stock, $0.01     645,690 shares         $44.07               $28,455,559          $7,114
      par value
===================================================================================================


(1) This Form S-8 is registering 645,690 shares of common stock of DIANON Systems, Inc. (the "Registrant") representing the number of shares to be issued upon the exercise of options outstanding under each of the following Plans, after giving effect to the conversion ratio used in connection with the merger of the Registrant and UroCor, Inc. of 0.3843 of a share of Registrant's common stock for each share of UroCor, Inc. common stock outstanding at the effective time of the merger: 1,531,764 shares under the UroCor Second Amended and Restated 1992 Stock Option Plan, as amended, and 147,500 shares under the UroCor 1997 Non-Employee Director Stock Option Plan, as amended.

(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminable number of shares that may be offered and issued pursuant to stock splits, stock dividends or similar transactions.

(3) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, pursuant to which shares subject to outstanding options are deemed to be offered at the prices at which such options may be exercised and restricted shares and shares that may be acquired upon exercise of options granted in the future are deemed to be offered at $44.07 per share, the average of the daily high and low sales prices of common stock of the Registrant on the Nasdaq National Market at the close of trading on November 8, 2001.

(4) This fee has been calculated under Section 6(b) of the Securities Act, as .025 of one percent of $28,455,559.

                                EXPLANATORY NOTE

            DIANON Systems, Inc., a Delaware corporation (the "Registrant"), is filing this registration statement on Form S-8 (the "Registration Statement") to register an aggregate of 645,690 shares of common stock, par value $0.01 per share, of the Registrant ("Registrant Common Stock"), for issuance to holders of options granted under the following stock option plans, which have been assumed by the Registrant pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of June 28, 2001, as amended on October 3, 2001 (the "Merger Agreement"), among the Registrant, UroCor Acquisition Corp., a wholly-owned subsidiary of the Registrant, and UroCor, Inc. ("UroCor"):

            o UroCor Second Amended and Restated 1992 Stock Option Plan, as amended (the "1992 Plan"), and

            o UroCor 1997 Non-Employee Director Stock Option Plan, as amended (the "1997 Plan").

            Pursuant to the Merger Agreement, UroCor has merged with and into the Registrant (the "Merger"). In connection with the Merger, each share of common stock, par value $0.01 per share, of UroCor has been converted into the right to receive 0.3843 of a share of Registrant's Common Stock. Each outstanding and unexercised option to purchase shares of UroCor common stock granted under the 1992 Plan and the 1997 Plan has been assumed by the Registrant and converted into an option to purchase shares of the Registrant's Common Stock under the same terms and conditions as were applicable to the options as granted under the 1997 Plan and the 1992 Plan, as applicable. The number of shares of the Registrant's Common Stock that the converted options under the 1997 Plan and the 1992 Plan will be exercised for, and the exercise price of the option, has been adjusted to reflect the exchange ratio of 0.3843, as described above.



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

            The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.




                                     PART II

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents, which have been filed by the Registrant with the Commission, are incorporated in the Registration Statement by reference:

      (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which was filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 14, 2001, and the exhibits therein;

      (2) The Registrant's Quarterly Report on Form 10-Q for quarterly period ended March 31, 2001, filed with the Commission pursuant to the Exchange Act on May 9, 2001, and the exhibits therein;

      (3) The Registrant's Quarterly Report on Form 10-Q for quarterly period ended June 30, 2001, filed with the Commission pursuant to the Exchange Act on August 13, 2001, and the exhibits therein;

      (4) The Registrant's Quarterly Report on Form 10-Q for quarterly period ended September 30, 2001, filed with the Commission pursuant to the Exchange Act on October 26, 2001, and the exhibits therein;

      (5) The Registrant's Current Report on Form 8-K dated June 28, 2001, filed with the Commission pursuant to the Exchange Act on June 28, 2001, and the exhibits therein;

      (6) Description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A dated July 5, 1991, including any amendment or report filed for the purpose of updating such description.

            All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

            The Registrant will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to DIANON Systems, Inc. Attn: David Schreiber, Senior Vice President and Chief Financial Officer, at 200 Watson Boulevard, Stratford, CT 06615. Telephone requests may be directed to (203) 381-4055.


ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Subsection (a) of Section 145 of the General Corporation Law of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

            Article X of the Registrant's Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

            Article X of the Registrant's Certificate of Incorporation requires the Registrant, among other things, to indemnify to the fullest extent permitted by the DGCL, any person who is or was a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Registrant), by reason of the fact that he is or was a director or officer of the Registrant, or while serving as a director or officer of the Registrant, is or was serving at the request of the Registrant, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.


ITEM 8.     EXHIBITS.

            Exhibit
            No.                           Document
            -------                       --------

            4.1 Certificate of Incorporation of the Registrant, incorporated by reference to the Registrant's registration statement on Form S-1, dated June 14, 1991 (Registration No. 33-41226).

            4.2 Bylaws of the Registrant, incorporated by reference to the Exhibit 3.3. to the Registrant's Quarterly Report on Form 10-Q, dated November 14, 1997.

            4.3 Rights Agreement, dated April 29, 1994, by and among the Registrant and American Stock and Trust Company, as Rights Agent (incorporated by reference to Exhibit 1 to the Registrant's Form 8-K dated April 29, 1994, filed with the Commission on May 9, 1994).

            4.4 Amendment dated as of October 4, 1995 to Rights Agreement, dated April 29, 1994, by and among the Registrant and American Stock and Trust Company, as Rights Agent (incorporated by reference to Exhibit 1 to the Registrant's Form 8-K dated October 30, 1995, filed with the Commission on November 8, 1995).

            5.1 Opinion of Cadwalader, Wickersham & Taft, counsel for the Registrant, as to the legality of the securities being registered.

            23.1        Consent of Cadwalader, Wickersham & Taft (included in
                        Exhibit 5.1 hereof).

            23.2        Consent of Arthur Andersen LLP.

            24 Power of attorney (included in the signature pages to the Registration Statement).

            99.1 UroCor Second Amended and Restated 1992 Stock Option Plan, as amended.

            99.2 UroCor 1997 Non-Employee Director Stock Option Plan, as amended.

ITEM 9.     UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that the undertakings set forth in paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Connecticut on November 9, 2001.


                                       DIANON SYSTEMS, INC.
                                          (Registrant)

                                       By:  /s/ Kevin C. Johnson
                                          --------------------------------------
                                          Kevin C. Johnson
                                          President, Chief Executive Officer and
                                          Chairman of the Board of Directors


            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin C. Johnson as their true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                         TITLE                     DATE



/s/ Kevin C. Johnson          President, Chief Executive        November 9, 2001
---------------------------   Officer and Chairman of the
Kevin C. Johnson              Board of Directors
                              (Principal Executive Officer)


/s/  David R. Schreiber       Chief Financial Officer and       November 9, 2001
---------------------------   Director
David R.  Schreiber           (Principal Financial and
                              Accounting Officer)


/s/ John P. Davis             Director                          November 9, 2001
---------------------------
John P. Davis


/s/  Bruce K. Crowther        Director                          November 9, 2001
---------------------------
Bruce K. Crowther


/s/ E. Timothy Geary          Director                          November 9, 2001
---------------------------
E. Timothy Geary


/s/ G.S. Beckwith Gilbert     Director                          November 9, 2001
---------------------------
G.S. Beckwith Gilbert


/s/ Jeffrey L. Sklar          Director                          November 9, 2001
---------------------------
Jeffrey L. Sklar


/s/ James T. Barry            Director                          November 9, 2001
---------------------------
James T. Barry

                                  Exhibit Index
                                  -------------

      Exhibit
      No.                           Document
      -------                       --------

      4.1 Certificate of Incorporation of the Registrant, incorporated by reference to the Registrant's registration statement on Form S-1, dated June 14, 1991 (Registration No. 33-41226).

      4.2         Bylaws of the Registrant, incorporated by reference to the
                  Exhibit 3.3. to the Registrant's Quarterly Report on Form 10-Q, dated November 14, 1997.

      4.3 Rights Agreement, dated April 29, 1994, by and among the Registrant and American Stock and Trust Company, as Rights Agent (incorporated by reference to Exhibit 1 to the Registrant's Form 8-K dated April 29, 1994, filed with the Commission on May 9, 1994).

      4.4 Amendment dated as of October 4, 1995 to Rights Agreement, dated April 29, 1994, by and among the Registrant and American Stock and Trust Company, as Rights Agent (incorporated by reference to Exhibit 1 to the Registrant's Form 8-K dated October 30, 1995, filed with the Commission on November 8,
                  1995).

      5.1 Opinion of Cadwalader, Wickersham & Taft, counsel for the Registrant, as to the legality of the securities being registered.

      23.1        Consent of Cadwalader, Wickersham & Taft (included in Exhibit
                  5.1 hereof).

      23.2        Consent of Arthur Andersen LLP.

      24 Power of attorney (included in the signature pages to the Registration Statement).

      99.1 UroCor Second Amended and Restated 1992 Stock Option Plan, as amended.

      99.2 UroCor 1997 Non-Employee Director Stock Option Plan, as amended.